Exhibit 21.1
LIST OF SIGNIFICANT SUBSIDIARIES

1	Horizons-3 License LLC, a limited liability company organized under the laws of Delaware.
2	Intelsat Africa (Pty.) Ltd., a company organized under the laws of South Africa.
3	Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.
4	Intelsat Alliance LP, a limited partnership organized under the laws of Delaware.
5	Intelsat Brasil Ltda., a company organized under the laws of Brazil.
6	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.
7	Intelsat Connect Finance S.A., a company organized under the laws of Luxembourg.
8	Intelsat Envision Holdings LLC, a limited liability company organized under the laws of Delaware.
9	Intelsat Finance Bermuda Ltd., a company organized under the laws of Bermuda.
10	Intelsat General Communications LLC, a limited liability company organized under the laws of Delaware.
11	Intelsat Genesis Inc., a company organized under the laws of Delaware.
12	Intelsat Genesis GP LLC, a limited liability company organized under the laws of Delaware.
13	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.
14	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.
15	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.
16	Intelsat Horizons-3 LLC, a limited liability company organized under the laws of Delaware.
17	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.
18	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.
19	Intelsat Investments S.A., a company organized under the laws of Luxembourg.
20	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.
21	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.
22	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.
23	Intelsat License LLC, a limited liability company organized under the laws of Delaware.
24	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.
25	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.
26	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.
27	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.
28	Intelsat US Finance LLC, a limited liability company organized under the laws of Delaware.
29	Intelsat US LLC, a limited liability company organized under the laws of Delaware.
30	Intelsat Ventures S.à r.l., a company organized under the laws of Luxembourg.
31	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.
32	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.
33	PanAmSat International Holdings LLC, a limited liability company organized under the laws of Delaware.
34	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.